                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2003

                             -----------------------


                            KINDRED HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      001-14057                     61-1323993
  (State or other jurisdiction         (Commission File                (IRS Employer
of incorporation or organization)           Number)                 Identification No.)

                             680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                   40202-2412
                                   (Zip Code)

       Registrant's telephone number, including area code: (502) 596-7300

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

         On March 24, 2003, the Company issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2002. The press release, dated March 24, 2003, is attached as Annex A to this
Item 9. On March 24, 2003, the Company also included the press release on its website at www.kindredhealthcare.com.

         Annex A is incorporated herein by reference and has been furnished, not filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                  KINDRED HEALTHCARE, INC.

Date:  March 24, 2003             By:/s/ Richard A. Lechleiter
                                     -------------------------
                                         Richard A. Lechleiter
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer

                                                                         Annex A

[Kindred Logo appears here]

Contact:     Richard A. Lechleiter
             Senior Vice President, Chief
             Financial Officer and Treasurer
             (502) 596-7734

                KINDRED HEALTHCARE ANNOUNCES FISCAL 2002 RESULTS
                             ---------------------

        Fiscal Year Net Income - $34.8 million or $1.93 per Diluted Share Fourth Quarter Net Income - $3.1 million or $0.18 per Diluted Share

LOUISVILLE, Ky. (March 24, 2003) - Kindred Healthcare, Inc. (the "Company") (NASDAQ: KIND) today announced its operating results for the fourth quarter and fiscal year ended December 31, 2002.

Fiscal Year Results

         Revenues for the year ended December 31, 2002 aggregated $3.4 billion and net income totaled $34.8 million or $1.93 per diluted share. Operating results for 2002 included a $2.3 million pretax gain from the sale of property in the fourth quarter and a $0.5 million lease termination charge for an unprofitable hospital recorded in the second quarter. In addition, the Company adjusted its accrued reorganization costs in the second quarter of 2002, the effect of which increased pretax income by approximately $5.5 million. The combined impact of these items increased reported net income by approximately $4 million or $0.25 per diluted share. Net income for 2002 also included an extraordinary gain on extinguishment of debt totaling $1.4 million or $0.08 per diluted share.

         As previously disclosed, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which, among other things, requires that goodwill should no longer be amortized effective January 1, 2002. The adoption of SFAS 142 increased 2002 net income by approximately $6.5 million or $0.36 per diluted share.

         As previously disclosed, operating results for fiscal 2002 were favorably impacted by a $12 million ($7 million net of tax or $0.41 per diluted share) settlement with a private insurance company in the third quarter related to disputed amounts owed for services rendered to patients in the Company's hospitals in prior years who were covered under Medicare supplemental insurance policies.

         Operating results for the year ended December 31, 2002 were adversely impacted by a significant increase in professional liability costs, particularly in the Company's nursing center business. Professional liability costs, including the costs of insurance provided by a wholly owned limited purpose insurance subsidiary and unaffiliated commercial insurance carriers, aggregated $145 million for the year ended December 31, 2002. As discussed below, the Company's operating results for 2001 have been segregated to present separately the period prior to its emergence from bankruptcy. Aggregate professional liability costs in 2001 were $53 million for the nine months ended December 31, 2001 and $13 million for the three months ended March 31, 2001. The portion of the 2002 professional liability costs that related to changes in estimates for prior year reserves approximated $30 million. A substantial portion of the increase in professional liability costs in 2002 related to the Company's nursing centers in

Florida. Pretax losses associated with the Company's Florida nursing center operations aggregated $68 million ($42 million net of tax or $2.31 per diluted share) in 2002.

         Operating results for the year ended December 31, 2002 also were adversely impacted by the expiration of certain Medicare reimbursements to the Company's nursing centers on October 1, 2002. The impact of these reimbursement changes reduced 2002 pretax income by approximately $15 million ($9 million net of tax or $0.50 per diluted share).

         The Company believes that its recent increases in professional liability costs are expected to continue in the foreseeable future, particularly in the state of Florida. In addition, the expiration of certain Medicare funding on October 1, 2002 will continue to reduce materially the Company's nursing center operating income.

         As a result of the Company's emergence from bankruptcy in April 2001, the reported operating results of the Company for fiscal 2001 have been segregated for accounting purposes because the reported amounts after April 1, 2001 are not comparable to the amounts reported while the Company operated in bankruptcy. For the nine months ended December 31, 2001, the Company reported revenues of $2.3 billion and net income of $51.7 million or $2.83 per diluted share. Operating results for this period included a pretax gain of $3.2 million recorded in connection with the favorable resolution of a legal dispute in the third quarter and a pretax gain of $2.2 million in connection with the resolution of a loss contingency related to a partnership interest in the fourth quarter. The combined effect of these items increased reported net income by $3.3 million or $0.18 per diluted share. Net income for the nine months ended December 31, 2001 also included an extraordinary gain on extinguishment of debt totaling $4.3 million or $0.24 per diluted share.

         For the three months ended March 31, 2001 (the period prior to the Company's emergence from bankruptcy), revenues were $752 million and net income totaled $472 million or $6.59 per diluted share. For accounting purposes, the adjustments necessary to record the Company's court-approved financial restructuring were reflected in the operating results of the Company during this period. The impact of the reorganization increased net income from operations for the three months ended March 31, 2001 by approximately $53.7 million or $0.75 per diluted share. In addition, net income for this period included an extraordinary gain from the restructuring of the Company's debt of $422.8 million or $5.90 per diluted share.

Fourth Quarter Results

         Revenues for the fourth quarter of 2002 grew 7% to $848 million compared to $790 million in the fourth quarter of 2001, and net income totaled $3.1 million or $0.18 per diluted share compared to $19 million or $0.98 per diluted share in the fourth quarter of 2001. Operating results for the fourth quarter of 2002 included the previously discussed gain on the sale of property totaling $2.3 million. Operating results for the fourth quarter of 2001 included the previously discussed pretax gain of $2.2 million in connection with the resolution of a loss contingency related to a partnership interest. Fourth quarter 2001 net income also included an extraordinary gain on extinguishment of debt totaling $2.9 million or $0.15 per diluted share.

         The Company also recorded certain adjustments that impacted its reported operating results for the fourth quarter of 2002. As previously discussed, the expiration of certain Medicare reimbursements to the Company's nursing centers on October 1, 2002 reduced fourth quarter pretax income by approximately $15 million. In addition, certain provisions of the Balanced Budget Act of 1997 that reduced allowable hospital capital expenditures by 15% expired on October 1, 2002. As a result, hospital Medicare revenues increased approximately $2 million in the fourth quarter of 2002.

         In the fourth quarter of 2002, the regular quarterly independent actuarial valuation of professional liability risks was performed. Based upon the results of the valuation, the Company recorded additional professional liability costs of $19 million, of which $10 million had been previously announced at the time of the Company's third quarter earnings release. Aggregate professional liability costs in the fourth quarter of 2002 were $37 million compared to $24 million in the fourth quarter of 2001. Most of these costs ($33 million in the fourth quarter of 2002 and $18 million in the fourth quarter of
2001) were charged to the Company's nursing center business.

         Operating results for the fourth quarter of 2002 also included certain other year-end adjustments. Incentive compensation costs for 2002 were reduced by approximately $3 million in the Company's nursing center business and $6 million in corporate overhead in the fourth quarter. In addition, certain operating expense accruals related to the Company's information systems operations were adjusted, reducing corporate overhead by approximately $4 million in the fourth quarter of 2002.

         The adoption of SFAS 142 increased net income by $1.6 million or $0.09 per diluted share in the fourth quarter of 2002.

         Commenting on the Company's operating results for 2002, Edward L. Kuntz, Chairman and Chief Executive Officer of the Company, noted ,"Our hospital business had an outstanding year, with revenue growth of 17% and operating income growth of 23%. Our pharmacy business had a very good year as well, growing its non-Kindred customer base by 17%. We also continued to keep our overhead in line with our expectations."

         With respect to the nursing center business, Mr. Kuntz remarked, "The significant increase in professional liability costs, particularly in Florida, materially impacted our operating results. In response to this difficult operating environment, we have focused on the divestiture of our Florida nursing centers. The Medicare reimbursement reductions that took effect on October 1 also impacted negatively our nursing center business. We are continuing our involvement in Washington to address the Medicare funding issues in our industry."

Florida Divestiture

         As previously announced, the Company intends to divest its Florida nursing center operations during 2003. The Company operates 18 nursing centers in Florida, of which 15 are leased from Ventas, Inc. ("Ventas") (NYSE: VTR). In December 2002, the Company announced a non-binding letter of intent with a third party to sublease its Florida nursing centers. The parties continue to make progress in their negotiations of definitive agreements related to the letter of intent but have not reached agreement at this time. In addition to entering into a definitive agreement, the consummation of a proposed transaction is subject to a number of material conditions including, without limitation, the receipt of required approvals from regulators, governmental entities and other third parties. Ventas has informed the Company that it will object to the sublease transaction unless it receives a substantial and material consent fee and other lease concessions. The Company has informed Ventas that this demand is improper. The Company believes that under the master lease agreements it has the ability to sublease 12 of these facilities without Ventas's consent and that Ventas cannot unreasonably withhold its consent on the remaining three facilities.

         In addition, Ventas has informed the Florida licensure agency that it believes the proposed sublease transaction is not permitted under its master lease agreements with the Company and has requested that the agency suspend further processing of the necessary licensure applications for the change in ownership. The third party to the proposed transaction and the Company have independently informed the Florida agency that Ventas's request is improper and that it lacks the authority to make any such request. The Company believes that the Florida agency is aware that it must continue to process the change in ownership applications.

         The Company is continuing to pursue the proposed sublease transaction and its divestiture of the Florida facilities. If Ventas improperly interferes with the completion of the proposed transaction or the divestiture of these facilities, the Company will seek appropriate legal remedies against Ventas as well as damages for the continuing losses sustained by the Company.

Expected Liquidity Issues in 2003

         Cash and cash equivalents at December 31, 2002 aggregated $244 million. As previously discussed, the Company recorded substantial increases in the provision for loss for professional liability costs in 2002. A portion of these costs were not funded into the Company's limited purpose wholly owned insurance subsidiary in 2002. Based upon actuarially determined estimates, the Company will fund approximately $63 million into its limited purpose insurance subsidiary on March 31, 2003 to satisfy fiscal 2002 funding requirements. Consistent with its past practices, the Company intends to fund its 2003 professional liability premiums into its limited purpose insurance subsidiary each month based upon actuarially determined estimates.

         As previously disclosed, substantially all of the Company's hospitals will adopt the new Medicare prospective payment system on September 1, 2003. In connection with the transition, the new system includes certain regulations that will impact the method and timing of Medicare payments to the Company's hospitals that may increase substantially the level of Medicare accounts receivable in the third and fourth quarters of 2003.

No Guidance for 2003

         Due to uncertainties associated with professional liability costs and government reimbursement, the Company does not intend to issue any earnings guidance for fiscal 2003 at this time.

Credit Agreements

         The Company was in compliance with the terms of its $120 million revolving credit facility and $300 million senior secured notes at December 31, 2002. As previously announced, on March 19, 2003, the Company successfully completed certain amendments to these agreements for reporting periods after December 31, 2002.

         Outstanding borrowings under the senior secured notes agreement approximated $161 million at December 31, 2002 compared to approximately $211 million at December 31, 2001. There were no outstanding borrowings under the revolving credit agreement at either December 31, 2002 or December 31, 2001.

Other News

         The Company also announced that Edward L. Kuntz will become Executive Chairman of the Board of Directors effective January 1, 2004. As Executive Chairman, Mr. Kuntz will coordinate all Board matters, continue his responsibility for public lobbying efforts, and advise senior management on financing, development and regulatory matters. Upon assuming the duties as Executive Chairman, Mr. Kuntz will relinquish his position as Chief Executive Officer.

         The Company also announced that at its annual meeting of shareholders scheduled for May 22, 2003, the Nominating and Governance Committee of the Company's Board of Directors will recommend Paul J. Diaz and Thomas P. Cooper, M.D. as two new nominees to its Board of Directors to fill an open position created by the expected departure of David A. Tepper and an additional position to be created by the expansion of the Board. Mr. Diaz has been the Company's President and Chief Operating Officer since January 2002. Dr. Cooper, a physician, has over 30 years of experience in management positions in a number of healthcare related companies. Mr. Tepper, a current Board member, has elected not to stand for re-election to the Board.

Forward-Looking Statements

         This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as "anticipate," "approximate," "believe," "plan," "estimate," "expect," "project," "could," "should," "will," "intend," "may" and other similar expressions, are forward-looking statements.

         Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.

         Factors that may affect the plans or results of the Company include, without limitation, (a) the ability of the Company to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company's ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company's liquidity or results of operations; (d) the ability of the Company to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs and the new prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company's ability to control costs, including labor and employee benefit costs, in response to the prospective payment systems, implementation of the Company's Corporate Integrity Agreement and other regulatory actions; (j) the ability of the Company to comply with the terms of its Corporate Integrity Agreement; (k) the effect of a restatement of the Company's previously issued consolidated financial statements; (l) the Company's ability to integrate operations of acquired facilities; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company's ability to predict the estimated costs related to such claims; and (n) the Company's ability to successfully reduce (by divestiture or otherwise) its exposure to professional liability claims in the state of Florida and other states. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

         Kindred Healthcare, Inc. is a national provider of long-term healthcare services primarily operating nursing centers and hospitals.

                            KINDRED HEALTHCARE, INC.
                                Financial Summary
                    (In thousands, except per share amounts)

                                                                                                |  Predecessor
                                                          Reorganized Company (a)               |  Company (a)
                                    ----------------------------------------------------------  |  ------------
                                    Three months   Three months       Year        Nine months   |  Three months
                                       ended          ended          ended           ended      |     ended
                                    December 31,   December 31,   December 31,    December 31,  |    March 31,
                                       2002            2001           2002           2001       |      2001
                                    ------------   ------------   ------------    ------------  |  ------------
Revenues                              $848,284      $ 789,575      $3,357,822       $2,329,019  |     $752,409
                                      --------      ---------      ----------       ----------  |     --------
                                                                                                |
Income from operations                $  3,069      $  16,054      $   33,326       $   47,342  |     $ 49,185
Extraordinary gain on                                                                           |
   extinguishment of debt                    -          2,917           1,427            4,313  |      422,791
                                      --------      ---------      ----------       ----------  |     --------
         Net income                      3,069         18,971          34,753           51,655  |      471,976
Preferred stock dividend                                                                        |
   requirements                              -              -               -                -  |         (261)
                                      --------      ---------      ----------       ----------  |     --------
         Income available to                                                                    |
           common stockholders        $  3,069      $  18,971      $   34,753       $   51,655  |     $471,715
                                      ========      =========      ==========       ==========  |     ========
                                                                                                |
Earnings per common share:                                                                      |
   Basic:                                                                                       |
     Income from operations           $   0.18      $    0.99      $     1.92       $     3.05  |     $   0.69
     Extraordinary gain on                                                                      |
       extinguishment of debt                -           0.18            0.08             0.28  |         6.02
                                      --------      ---------      ----------       ----------  |     --------
         Net income                   $   0.18      $    1.17      $     2.00       $     3.33  |     $   6.71
                                      ========      =========      ==========       ==========  |     ========
                                                                                                |
   Diluted:                                                                                     |
     Income from operations           $   0.18      $    0.83      $     1.85       $     2.59  |     $   0.69
     Extraordinary gain on                                                                      |
       extinguishment of debt                -           0.15            0.08             0.24  |         5.90
                                      --------      ---------      ----------       ----------  |     --------
         Net income                   $   0.18      $    0.98      $     1.93       $     2.83  |     $   6.59
                                      ========      =========      ==========       ==========  |     ========
                                                                                                |
Shares used in computing earnings                                                               |
   per common share:                                                                            |
   Basic                                17,377         16,210          17,361           15,505  |       70,261
   Diluted                              17,384         19,304          18,001           18,258  |       71,656

-----------
(a) As used in this press release, the term "Predecessor Company" refers to the Company and its operations for periods prior to April 1, 2001, while the term "Reorganized Company" is used to describe the Company and its operations for periods thereafter.

                            KINDRED HEALTHCARE, INC.
                      Consolidated Statement of Operations
                    (In thousands, except per share amounts)

                                                                                                |  Predecessor
                                                        Reorganized Company                     |    Company
                                    ----------------------------------------------------------  |  ------------
                                    Three months   Three months       Year        Nine months   |  Three months
                                       ended          ended           ended          ended      |      ended
                                    December 31,   December 31,   December 31,    December 31,  |    March 31,
                                       2002            2001           2002           2001       |      2001
                                    ------------   ------------   ------------    ------------  |  ------------
Revenues                              $848,284       $789,575      $3,357,822      $2,329,019   |     $752,409
                                      --------       --------      ----------      ----------   |     --------
                                                                                                |
Salaries, wages and benefits           491,121        448,203       1,924,439       1,316,581   |      427,649
Supplies                               109,097        102,466         424,177         295,598   |       94,319
Rent                                    68,806         65,471         270,562         195,284   |       76,995
Other operating expenses               153,532        124,435         606,394         375,090   |      126,701
Depreciation and amortization           18,960         17,565          71,356          50,219   |       18,645
Interest expense                         3,135          5,754          14,373          21,740   |       14,000
Investment income                       (2,050)        (2,637)         (9,674)         (9,285)  |       (1,919)
                                      --------      ---------      ----------      ----------   |     --------
                                       842,601        761,257       3,301,627       2,245,227   |      756,390
                                      --------      ---------      ----------      ----------   |     --------
Income (loss) before reorganization                                                             |
   items and income taxes                5,683         28,318          56,195          83,792   |       (3,981)
Reorganization items                         -              -          (5,520)              -   |      (53,666)
                                      --------      ---------      ----------      ----------   |     --------
Income before income taxes               5,683         28,318          61,715          83,792   |       49,685
Provision for income taxes               2,614         12,264          28,389          36,450   |          500
                                      --------      ---------      ----------      ----------   |     --------
         Income from operations          3,069         16,054          33,326          47,342   |       49,185
Extraordinary gain on extinguishment                                                            |
   of debt                                   -          2,917           1,427           4,313   |      422,791
                                       -------      ---------      ----------      ----------   |     --------
         Net income                      3,069         18,971          34,753          51,655   |      471,976
Preferred stock dividend requirements        -              -               -               -   |         (261)
                                      --------      ---------      ----------      ----------   |     --------
         Income available to                                                                    |
           common stockholders        $  3,069      $  18,971      $   34,753      $   51,655   |     $471,715
                                      ========      =========      ==========      ==========   |     ========
                                                                                                |
Earnings per common share:                                                                      |
   Basic:                                                                                       |
     Income from operations           $   0.18      $    0.99      $     1.92      $     3.05   |     $   0.69
     Extraordinary gain on                                                                      |
       extinguishment of debt                -           0.18            0.08            0.28   |         6.02
                                      --------      ---------      ----------      ----------   |     --------
         Net income                   $   0.18      $    1.17      $     2.00      $     3.33   |     $   6.71
                                      ========      =========      ==========      ==========   |     ========
                                                                                                |
   Diluted:                                                                                     |
     Income from operations           $   0.18      $    0.83      $     1.85      $     2.59   |     $   0.69
     Extraordinary gain on                                                                      |
       extinguishment of debt                -           0.15            0.08            0.24   |         5.90
                                      --------      ---------      ----------      ----------   |     --------
         Net income                   $   0.18      $    0.98      $     1.93      $     2.83   |     $   6.59
                                      ========      =========      ==========      ==========   |     ========
                                                                                                |
Shares used in computing earnings                                                               |
   per common share:                                                                            |
   Basic                                17,377         16,210          17,361          15,505   |       70,261
   Diluted                              17,384         19,304          18,001          18,258   |       71,656

                            KINDRED HEALTHCARE, INC.
                      Condensed Consolidated Balance Sheet
                    (In thousands, except per share amounts)

                                                                                        Reorganized Company
                                                                                   -----------------------------
                                                                                   December 31,     December 31,
                                                                                       2002             2001
                                                                                   ------------    -------------
                               ASSETS

Current assets:
   Cash and cash equivalents                                                        $   244,070       $  190,799
   Cash-restricted                                                                        7,908           18,025
   Insurance subsidiary investments                                                     130,415           99,101
   Accounts receivable less allowance for loss                                          420,611          418,827
   Inventories                                                                           30,460           29,720
   Other                                                                                 86,852           75,501
                                                                                    -----------       ----------
                                                                                        920,316          831,973

Property and equipment                                                                  611,944          508,205
Accumulated depreciation                                                               (115,373)         (44,323)
                                                                                    -----------       ----------
                                                                                        496,571          463,882

Goodwill                                                                                 88,259          107,660
Other                                                                                   139,032          105,359
                                                                                    -----------       ----------
                                                                                    $ 1,644,178       $1,508,874
                                                                                    ===========       ==========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                 $   124,466       $  100,473
   Salaries, wages and other compensation                                               220,124          198,471
   Due to third party payors                                                             25,177           37,285
   Other accrued liabilities                                                            150,020          138,571
   Income taxes                                                                          62,111           39,908
   Long-term debt due within one year                                                       258              418
                                                                                    -----------       ----------
                                                                                        582,156          515,126

Long-term debt                                                                          162,008          212,269
Professional liability risks                                                            211,771          136,764
Deferred credits and other liabilities                                                   56,615           54,234

Commitments and contingencies

Stockholders' equity:
   Common stock, $0.25 par value; authorized 175,000 shares - December 31, 2002 and 39,000 shares - December 31, 2001; issued 17,649 - December 31, 2002
     and 17,683 shares - December 31, 2001                                                4,412            4,421
   Capital in excess of par value                                                       547,609          549,089
   Deferred compensation                                                                 (6,967)         (14,764)
   Accumulated other comprehensive income                                                   460               80
   Retained earnings                                                                     86,114           51,655
                                                                                    -----------       ----------
                                                                                        631,628          590,481
                                                                                    -----------       ----------
                                                                                    $ 1,644,178       $1,508,874
                                                                                    ===========       ==========

                            KINDRED HEALTHCARE, INC.
                 Condensed Consolidated Statement of Cash Flows
                                 (In thousands)

                                                                                                |   Predecessor
                                                                       Reorganized Company      |     Company
                                                                 -----------------------------  |  ------------
                                                                     Year         Nine months   |  Three months
                                                                     ended           ended      |      ended
                                                                 December 31,     December 31,  |    March 31,
                                                                     2002            2001       |       2001
                                                                 ------------     ------------  |  ------------
Cash flows from operating activities:                                                           |
   Net income                                                     $  34,753        $  51,655    |    $471,976
   Adjustments to reconcile net income to net cash                                              |
     provided by operating activities:                                                          |
     Depreciation and amortization                                   71,356           50,219    |      18,645
     Amortization of deferred compensation costs                      6,778            6,698    |           -
     Provision for doubtful accounts                                 13,551           16,346    |       6,305
     Deferred income taxes                                          (17,608)          12,263    |           -
     Extraordinary gain on extinguishment of debt                    (1,427)          (4,313)   |    (422,791)
     Unusual transactions                                            (1,795)          (5,425)   |           -
     Reorganization items                                            (5,520)               -    |     (53,666)
     Other                                                            1,224           (4,655)   |       1,357
     Change in operating assets and liabilities:                                                |
       Accounts receivable                                           (3,063)         (31,001)   |     (14,668)
       Inventories and other assets                                 (11,303)          18,698    |      12,476
       Accounts payable                                              11,887             (300)   |     (10,845)
       Income taxes                                                  44,626           17,582    |         108
       Due to third party payors                                    (12,108)         (16,570)   |       2,051
       Other accrued liabilities                                    122,315           79,504    |      28,628
                                                                  ---------        ---------    |   ---------
         Net cash provided by operating activities before                                       |
            reorganization items                                    253,666          190,701    |      39,576
   Payment of reorganization items                                   (4,987)         (47,937)   |      (3,745)
                                                                  ---------        ---------    |   ---------
         Net cash provided by operating activities                  248,679          142,764    |      35,831
                                                                  ---------        ---------    |   ---------
Cash flows from investing activities:                                                           |
   Purchase of property and equipment                               (84,071)         (65,243)   |     (22,038)
   Acquisition of healthcare facilities                             (45,931)         (14,152)   |           -
   Sale of investment in Behavioral Healthcare Corporation                -           40,000    |           -
   Sale of other assets                                                 752            7,933    |           -
   Surety bond deposits                                               9,676             (300)   |           -
   Net change in investments                                        (26,343)         (27,973)   |     (28,178)
   Other                                                                 64              809    |         224
                                                                  ---------        ---------    |   ---------
         Net cash used in investing activities                     (145,853)         (58,926)   |     (49,992)
                                                                  ---------        ---------    |   ---------
Cash flows from financing activities:                                                           |
   Repayment of long-term debt                                      (50,570)        (149,161)   |      (4,355)
   Payment of debtor-in-possession deferred financing costs               -                -    |        (100)
   Payment of other deferred financing costs                         (1,375)               -    |           -
   Issuance of common stock                                             159           89,796    |           -
   Repurchase of common stock                                        (1,046)               -    |           -
   Other                                                              3,277           11,172    |      (5,971)
                                                                  ---------        ---------    |   ---------
         Net cash used in financing activities                      (49,555)         (48,193)   |     (10,426)
                                                                  ---------        ---------    |   ---------
Change in cash and cash equivalents                                  53,271           35,645    |     (24,587)
Cash and cash equivalents at beginning of period                    190,799          155,154    |     184,642
                                                                  ---------        ---------    |   ---------
Cash and cash equivalents at end of period                        $ 244,070         $190,799    |    $160,055
                                                                  =========         ========    |   =========

                            KINDRED HEALTHCARE, INC.
                              Business Segment Data
                                 (In thousands)

                                                                                                |  Predecessor
                                                          Reorganized Company                   |    Company
                                    ----------------------------------------------------------  |  ------------
                                    Three months   Three months       Year        Nine months   |  Three months
                                       ended          ended           ended          ended      |      ended
                                    December 31,   December 31,   December 31,    December 31,  |    March 31,
                                       2002            2001           2002           2001       |      2001
                                    ------------   ------------   ------------    ------------  |  ------------
Revenues:                                                                                       |
   Health services division:                                                                    |
     Nursing centers                  $460,595       $ 456,671     $1,854,131      $1,348,236   |    $ 429,523
     Rehabilitation services             9,203           9,085         34,296          27,451   |       10,695
                                      --------       ---------     ----------      ----------   |    ---------
                                       469,798         465,756      1,888,427       1,375,687   |      440,218
   Hospital division:                                                                           |
     Hospitals                         326,183         278,245      1,276,299         822,935   |      271,984
     Pharmacy                           68,855          60,788        257,782         176,105   |       54,880
                                      --------       ---------     ----------      ----------   |    ---------
                                       395,038         339,033      1,534,081         999,040   |      326,864
                                      --------       ---------     ----------      ----------   |    ---------
                                       864,836         804,789      3,422,508       2,374,727   |      767,082
   Elimination of pharmacy charges                                                              |
     to Company nursing centers        (16,552)        (15,214)       (64,686)        (45,708)  |      (14,673)
                                      --------       ---------     ----------      ----------   |    ---------
                                      $848,284        $789,575     $3,357,822      $2,329,019   |    $ 752,409
                                      ========       =========     ==========      ==========   |    =========
Income from operations:                                                                         |
   Operating income:                                                                            |
     Health services division:                                                                  |
       Nursing centers                $ 39,035       $  75,426     $  226,284      $  234,500   |    $  70,543
       Rehabilitation services             921           4,125          7,531           8,112   |          690
       Other ancillary services             92             179            435             508   |          250
                                      --------       ---------     ----------      ----------   |    ---------
                                        40,048          79,730        234,250         243,120   |       71,483
     Hospital division:                                                                         |
       Hospitals                        67,561          52,119        260,440         157,613   |       54,778
       Pharmacy                          6,174           7,793         23,531          20,831   |        6,176
                                      --------       ---------     ----------      ----------   |    ---------
                                        73,735          59,912        283,971         178,444   |       60,954
     Corporate overhead                (21,569)        (27,358)      (117,204)        (85,239)  |      (28,697)
                                      --------       ---------     ----------      ----------   |    ---------
                                        92,214         112,284        401,017         336,325   |      103,740
     Unusual transactions                2,320           2,187          1,795           5,425   |            -
     Reorganization items                    -               -          5,520               -   |       53,666
                                      --------       ---------     ----------      ----------   |    ---------
       Operating income                 94,534         114,471        408,332         341,750   |      157,406
   Rent                                (68,806)        (65,471)      (270,562)       (195,284)  |      (76,995)
   Depreciation and amortization       (18,960)        (17,565)       (71,356)        (50,219)  |      (18,645)
   Interest, net                        (1,085)         (3,117)        (4,699)        (12,455)  |      (12,081)
                                      --------       ---------     ----------      ----------   |    ---------
   Income before income taxes            5,683          28,318         61,715          83,792   |       49,685
   Provision for income taxes            2,614          12,264         28,389          36,450   |          500
                                      --------       ---------     ----------      ----------   |    ---------
                                      $  3,069       $  16,054     $   33,326      $   47,342   |    $  49,185
                                      ========       =========     ==========      ==========   |    =========

                            KINDRED HEALTHCARE, INC.
                        Business Segment Data (Continued)
                                 (In thousands)

                                                                                                |  Predecessor
                                                          Reorganized Company                   |    Company
                                    ----------------------------------------------------------  |  ------------
                                    Three months   Three months       Year        Nine months   |  Three months
                                       ended          ended           ended          ended      |      ended
                                    December 31,   December 31,   December 31,    December 31,  |    March 31,
                                       2002            2001           2002           2001       |      2001
                                    ------------   ------------   ------------    ------------  |  ------------
Rent:                                                                                           |
   Health services division:                                                                    |
     Nursing centers                   $43,093       $ 41,546        $169,242       $ 123,047   |     $ 44,253
     Rehabilitation services                42             24             101              75   |           39
     Other ancillary services                -              -               -               4   |            -
                                       -------       --------        --------       ---------   |     --------
                                        43,135         41,570         169,343         123,126   |       44,292
   Hospital division:                                                                           |
     Hospitals                          24,375         22,883          96,899          68,571   |       30,839
     Pharmacy                            1,230          1,001           4,106           2,953   |          941
                                       -------       --------        --------       ---------   |     --------
                                        25,605         23,884         101,005          71,524   |       31,780
   Corporate                                66             17             214             634   |          923
                                       -------       --------        --------       ---------   |     --------
                                       $68,806       $ 65,471        $270,562       $ 195,284   |     $ 76,995
                                       =======       ========        ========       =========   |     ========
                                                                                                |
Depreciation and amortization:                                                                  |
   Health services division:                                                                    |
     Nursing centers                   $ 6,619       $  5,925        $ 25,446       $  16,693   |     $  7,219
     Rehabilitation services                13             11              37              24   |            -
     Other ancillary services                -              -               -               -   |          129
                                       -------       --------        --------       ---------   |     --------
                                         6,632          5,936          25,483          16,717   |        7,348
   Hospital division:                                                                           |
     Hospitals                           7,087          6,087          27,080          17,519   |        5,457
     Pharmacy                              616            523           2,387           1,446   |          627
                                       -------       --------        --------       ---------   |     --------
                                         7,703          6,610          29,467          18,965   |        6,084
   Corporate                             4,625          5,019          16,406          14,537   |        5,213
                                       -------       --------        --------       ---------   |     --------
                                       $18,960       $ 17,565        $ 71,356       $  50,219   |     $ 18,645
                                       =======       ========        ========       =========   |     ========
                                                                                                |
Capital expenditures:                                                                           |
   Health services division            $10,785       $  3,602        $ 24,127       $  13,315   |     $  7,962
   Hospital division                    12,262          7,942          30,124          19,830   |        8,901
   Corporate:                                                                                   |
     Information systems                 9,140          9,290          25,576          20,266   |        3,496
     Other                               1,691          1,184           4,244          11,832   |        1,679
                                       -------       --------        --------       ---------   |     --------
                                       $33,878       $ 22,018        $ 84,071       $  65,243   |     $ 22,038
                                       =======       ========        ========       =========   |     ========

                            KINDRED HEALTHCARE, INC.
                        Business Segment Data (Continued)
                                   (Unaudited)

                                                                                                |  Predecessor
                                                          Reorganized Company                   |   Company
                                    ----------------------------------------------------------  |  ------------
                                    Three months   Three months       Year        Nine months   |  Three months
                                       ended          ended           ended          ended      |      ended
                                    December 31,   December 31,   December 31,    December 31,  |    March 31,
                                       2002            2001           2002           2001       |      2001
                                    ------------   ------------   ------------    ------------  |  ------------
Nursing Center Data:                                                                            |
End of period data:                                                                             |
   Number of nursing centers:                                                                   |
     Owned or leased                        278            282                                  |          278
     Managed                                  7             23                                  |           35
                                      ---------      ---------                                  |    ---------
                                            285            305                                  |          313
                                      =========      =========                                  |    =========
   Number of licensed beds:                                                                     |
     Owned or leased                     36,573         36,926                                  |       36,469
     Managed                                803          2,367                                  |        3,861
                                      ---------      ---------                                  |    ---------
                                         37,376         39,293                                  |       40,330
                                      =========      =========                                  |    =========
Revenue mix %:                                                                                  |
   Medicare                                  31             31             33              32   |           31
   Medicaid                                  50             48             48              47   |           47
   Private and other                         19             21             19              21   |           22
                                                                                                |
Patient days (excludes managed                                                                  |
   facilities):                                                                                 |
   Medicare                             420,916        402,157      1,728,232       1,218,663   |      411,783
   Medicaid                           1,945,576      1,945,232      7,656,980       5,750,949   |    1,860,256
   Private and other                    492,888        537,582      1,998,116       1,613,658   |      532,943
                                      ---------      ---------     ----------       ---------   |    ---------
                                      2,859,380      2,884,971     11,383,328       8,583,270   |    2,804,982
                                      =========      =========     ==========       =========   |    =========
Revenues per patient day:                                                                       |
   Medicare                           $     334      $     357     $      353       $     349   |    $     325
   Medicaid                                 119            113            116             111   |          109
   Private and other                        181            174            180             175   |          175
     Weighted average                       161            158            163             157   |          153
                                                                                                |
Average daily census                     31,080         31,358         31,187          31,212   |       31,166
Occupancy %                                84.7           85.1           84.7            84.9   |         85.2
                                                                                                |
Hospital Data:                                                                                  |
End of period data:                                                                             |
   Number of hospitals                       65             57                                  |           56
   Number of licensed beds                5,385          4,961                                  |        4,867
                                                                                                |
Revenue mix %:                                                                                  |
   Medicare                                  61             59             59              57   |           56
   Medicaid                                   9              6              9               9   |           11
   Private and other                         30             35             32              34   |           33
                                                                                                |
Patient days:                                                                                   |
   Medicare                             211,990        178,985        835,597         534,583   |      185,731
   Medicaid                              34,733         33,480        134,822         103,377   |       34,872
   Private and other                     57,279         56,399        229,605         164,465   |       52,426
                                      ---------      ---------     ----------       ---------   |    ---------
                                        304,002        268,864      1,200,024         802,425   |      273,029
                                      =========      =========     ==========       =========   |    =========
Revenues per patient day (a):                                                                   |
   Medicare                           $     940      $     920     $      907       $     877   |    $     820
   Medicaid                                 821            511            836             733   |          871
   Private and other                      1,719          1,712          1,767           1,693   |        1,703
     Weighted average                     1,073          1,035          1,064           1,026   |          996
                                                                                                |
Average daily census                      3,304          2,922          3,288           2,918   |        3,034
Occupancy %                                64.2           62.4           65.3            62.6   |         65.3

--------
(a) Certain reclassifications recorded in the fourth quarter of 2001 increased Medicare revenues per patient day by $34, reduced Medicaid revenues per patient day by $255 and increased Private and Other revenues per patient day by $44.